UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2021
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

333-254724	83-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in its final prospectus dated March 24, 2021, the Company completed its initial public offering (the "IPO") of 10,000,000 shares of its Class A common stock, par value $0.00001 per share (the "Common Stock"), at a price to the public of $14.00 per share on March 24, 2021. The gross proceeds to the Company from the IPO were $140,000,000, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. Pursuant to an underwriting agreement by and between the Company and Goldman Sachs & Co. LLP, J.P. Morgan Securities LLC, and Jefferies LLC, as representatives of the several underwriters (the “Underwriters”), the Company granted the Underwriters an option to purchase up to an additional 1,500,000 shares of Common Stock solely to cover over-allotments, if any.

Subsequently, on April 20, 2021, the Underwriters partially exercised their over-allotment option, and the closing of the issuance and sale of the additional 719,266 shares of Common Stock (the “Over-Allotment Closing”) occurred on April 23, 2021, resulting in additional gross proceeds to the Company of approximately $10.07 million, less underwriting discounts and commissions.

On April 26, 2021, the Company issued a press release announcing the Over-Allotment Closing. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Semrush Holdings, Inc., dated April 26, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: April 26, 2021	By:	/s/ Sharon Levine
Sharon Levine
Senior Vice President and General Counsel